CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into on May 5, 2014 by and between Mamer Motorsports, with offices located at 1956 Chambers Lane ("Company") and Tyme agency. located at 3525 Del Mar Heights #802 San Diego, CA 92130("Consultant") (individually "a Party" or collectively "the Parties).

1. Duties. As a consultant, Consultant will render to the Company the services described in Exhibit A hereto (the "Services").

2. Term. The term of this Agreement shall commence as of the effective date set forth above and shall continue until terminated by either party. Either Party may terminate this Agreement at any time by giving the other party ten (10) business days' written notice of the termination.

3. Consideration. In exchange for Consultant's performance as defined in Exhibit A, Company shall pay Consultant fees described in Exhibit A in accordance with the Company's normal payment terms. If either party terminates this Agreement for any reason prior to the expiration of the Term, Consultant shall only be entitled to the consideration earned pursuant to this Section 3 as of the date of termination and as outlined in Exhibit A.

4. Withholding; Insurance. All of the payments described in Section 3 above are "gross." Consultant shall be solely responsible for the payment of any federal, state/province and local income, Social Security and/or self-employment taxes with respect to the Services provided under this Agreement. Consultant agrees to procure and maintain all necessary insurance, including, but not limited to, worker's compensation insurance. Consultant hereby indemnifies and agrees to hold harmless Company, its affiliated companies and their respective employees, directors, officers, agents, successors and assigns from and against any and all claims related to Consultant's actual or alleged failure to properly withhold and/or pay these taxes and/or maintain such insurance.

5. Independent Consultant. Consultant acknowledges and agrees that he/she/it is an independent Consultant for all purposes. Consultant is not an employee of Company. Under no circumstances will Consultant be included in any employee benefit plan of Company and Consultant waives any right to be so included. The Company shall exercise no control whatsoever over the hours, office location, and rentals, staff of employees or manner of performance of duties of Consultant hereunder accept insofar as herein provided. Company shall not be liable for any of Consultant's acts or omissions, or any of those by Consultant's representatives or agents in connection with the performance of Consultant's Services under this Agreement. Except as otherwise provided herein, Consultant shall be solely responsible for the performance of the Services hereunder and shall be responsible for all expenses or other costs that he/she/it may incur in the performance of his/her/its duties under this Agreement.

6. Confidential Information. (a) Consultant shall hold in confidence and not disclose to any other person or entity all confidential or proprietary business or technical information acquired or developed by Consultant in connection with Consultant's performance of Services under this Agreement, including without limitation, trade secrets and know-how not generally

known to the public, and including information received by Consultant from others ("Confidential Information"). Consultant shall use the Confidential Information only for Company's benefit. Consultant shall not disclose any Confidential Information to any other party or use it in any manner not authorized herein. After any termination of this Agreement, Consultant shall not keep any document or material embodying or containing any Confidential Information and shall immediately return any and all Confidential Information to the Company.

(b) The restrictions contained in 6(a) above shall not apply to:

i. Any disclosure authorized by the Company or required in the ordinary and proper course of the implementation of this Agreement or as required by the order of a Court of competent jurisdiction; and

ii. Any information which the Consultant can demonstrate is in the public domain otherwise than as a result of a breach of this clause.

(c) Consultant acknowledges that the Services to be provided hereunder are valuable and unique and that a breach or threatened breach of the terms of this Agreement including, but not limited to, Consultant's obligations under this Section 6 and Section 7 below, will result in irreparable injury to Company. Consultant agrees that in the event of such breach or threatened breach of the terms of this Agreement, Company shall be entitled to an injunction prohibiting any such breach. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary or other damages available at law or in equity. The terms of this Section 6 shall survive any termination of this Agreement.

7. Work Product. (a) All work product produced by Consultant, or his/her/its employees, representatives or agents in the performance of the Services and all ideas, trade names and trademarks, customers, partners, discoveries, designs, programs, improvements, innovations and inventions, whether patentable or not, either relating to existing or contemplated business, including without limitation, designs, products, plans, processes or procedures of Company, or resulting wholly or in part from the use of Company's time, staff, materials, facilities or ideas ("Work Product"), alone or in conjunction with Company or any of its officers, agents or other employees, during the Term will be owned by Company, and Consultant agrees it will not make any claims with respect thereto. Consultant hereby assigns and agrees to assign to Company all of his/her/its rights and interest in and to the Work Product and any and all patents, which may be obtained thereon, in the U.S. and all foreign countries, and Consultant agrees to cooperate with Company in the procurement and maintenance, at Company's expense and at its discretion, of patents thereon.

(b) The Work Product will remain the property of Company after the Term.

(c) Consultant acknowledges and agrees that, for purposes of ownership pursuant to Section 201 of the U.S. Copyright Act (but not for tax or any other purpose), all the results and proceeds of Consultant's Services hereunder, or those of Consultant's employees, representatives or agents, including the copyrights in all works of authorship created under this Agreement, shall be deemed works made for hire for Company, and that Company or any of its assigns shall be deemed the author of such works made for hire.

(d) In the event the results and proceeds identified in the preceding paragraph are found not to be works made for hire, then Consultant agrees to assign and transfer all right, title and interest in them throughout the world, including the copyrights in all works of authorship, to Company for good and valuable consideration, receipt of which Consultant hereby acknowledges, and to effectuate such assignment Consultant hereby grants Company an irrevocable power of attorney.

8. No Conflicts; No Use of Prior Confidential Information. (a) Consultant represents and warrants to Company that Consultant is not a party to any agreement or contract which in any way conflicts with this Agreement or the performance of Consultant's Services hereunder.

(b) Consultant will not intentionally disclose to Company or use on its behalf any confidential information belonging to any third party (including, without limitation, any former employer), but during the Term, Consultant will use in the performance of Services all information (but only such information) that is generally know and used by persons with training and experience comparable to his/her/its own or is common knowledge in the industry or otherwise legally in the public domain.

9. Indemnification. Both Parties shall indemnify, defend and hold the other Party, its affiliates and subsidiaries and their respective directors, officers, employees, agents, successors and assigns harmless from and against any and all suits, judgments, proceedings, claims (whether valid or invalid), losses, costs and expenses (including reasonable attorneys' fees) arising out of or related to the Party's failure to perform or breach hereunder or the acts or omissions of the Party, Party's employees, representatives or agents.

10. Waiver; Severability. The waiver or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of the same or any other term or condition. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the Parties as expressed herein.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective officers, directors, employees, agents, heirs, executors, administrators, successors and permitted assigns.

12. Miscellaneous. Consultant cannot assign any of his/her/its rights and/or obligations hereunder without Company's prior written consent. This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties specifically waive any right to trial by jury in any court with respect to any contractual, tortious, or statutory claim, counterclaim or crossclaim against the other arising out of or connected in any way to this Agreement because the Parties, both of whom are represented by counsel, believe that the complex commercial and professional aspect of their dealing with one another make a jury determination neither desirable nor appropriate. This Agreement reflects the entire agreement of the Parties regarding the provision of the Services and supersedes any and all prior

written or oral agreements between the Parties related to the subject matter hereof. This Agreement may not be modified except in a writing signed by both Parties.

13. Notice. All notices required or permitted to be given to the Parties under this Agreement shall be deemed given when sent by mail to the other Party at the address written above or such other address of which either party may notify the other Party from time to time pursuant to this Section.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the date first noted above.

Agreed and Accepted:

Mamer Motorsports

DATED: ____________ By: ________________________________
Kannan Mamer

Tyme agency

DATED: ____________ By: ________________________________
Jason Fierro

<u>**EXHIBIT A**</u>

Sponsorships Sales Services for Race Team:

- Utilize and leverage existing relationships to bring new sponsorship revenue to team
- Begin Outreach to contact list of Fortune 500 Contacts and endemic brands to secure Sponsorship for Cole Mamer and Mamer Motorsports Team
- Attend events as needed to host potential sponsors and provide excellent experience to increase chances of working together in the future
- Provide updates on progress of conversations with potential sponsors

Compensation - $1,250 /month + 20% Commission on sponsorship deals closed

Agreed and Accepted:

Mamer Motorsports

DATED: ____________ By: ________________________________
Kannan Mamer

Tyme agency

DATED: ____________ By: ________________________________
Jason Fierro

Signature: Kannan mamer
Kannan mamer (May 7, 2014)

Email: kmamer@azluxurylawns.com